EXHIBIT 23.3

CONSENT OF JOHN A. FURUTANI TO USE OF OPINION



                                John A. Furutani
           2500 East Colorado Boulevard, Suite 301, Pasadena, CA 91107
                Telephone (626) 844-2437 Facsimile (626) 844-2442


WRITER'S DIRECT NUMBER
      (626) 844-2437



April 25, 2002


Board of Directors
Elephant Talk Communications, Inc.
19222 Pioneer Blvd., Suite 100
Cerritos, CA 90703

Re:  Form S-8

Gentlemen:

I hereby consent to the filing of my opinion dated April 22, 2002 herewith as an Exhibit to the Form S-8 Registration Statement to be filed by Elephant Talk Communications, Inc.

I further consent to the reference to me and my opinion under the caption "Legal Opinion and Experts" in the Prospectus.

Very truly yours,

/s/ John A. Furutani
John A. Furutani
















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